    As filed with the Securities and Exchange Commission on April 23, 2004
                                                  Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                              KIRLIN HOLDING CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                    11-3229358
      State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization                   Identification Number)

                              6901 JERICHO TURNPIKE
                             SYOSSET, NEW YORK 11791
                    (Address of Principal Executive Offices)


                                 1996 STOCK PLAN
                            (Full Title of the Plans)


                         ANTHONY J. KIRINCIC, President
                              Kirlin Holding Corp.
                              6901 Jericho Turnpike
                             Syosset, New York 11791
                                 (516) 393-2500
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 with a copy to:

                              PETER M. ZIEMBA, ESQ.
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                            Telephone: (212) 818-8800


                                                    CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                    Proposed maximum       Proposed maximum
             Title of Securities                 Amount to be        offering price           aggregate            Amount of
              to be registered                   registered(1)          per share           offering price      registration fee
==================================================================================================================================

Common Stock issuable under additional
awards which may be granted under the
Registrant's 1996 Stock Plan ("1996 Plan")
including under Deferred Commission Plan
within the 1996 Plan.....................          1,421,123                 $7.75(2)          $11,013,703.25           $1,395.44
---------------------------------------------- ------------------ ---------------------- --------------------- -------------------

                                                    22,379                   $8.94(3)
Deferred stock granted and outstanding under        24,606                  $10.800(3)
the Registrant's 1996 Plan...............           31,892                   $8.880(3)            $749,014.12              $94.90
---------------------------------------------- ------------------ ---------------------- --------------------- -------------------

                                                                          TOTAL                $11,762,717.37           $1,490.34
============================================== ================== ====================== ===================== ===================

---------------------------

(1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of such plan.

(2) Based on the last sale price of a share of our Common Stock as reported by The Nasdaq Stock Market on April 19, 2004 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) Represents the exercise prices payable for the shares issuable upon exercise of outstanding options granted under the 1996 Plan in accordance with Rule 457(h) promulgated under the Securities Act.


              --------------------------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *


 * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Except for the Item 8 disclosure, the contents of the Registration Statement on Form S-8 (No. 333-46918) previously filed by the Registrant with the Securities and Exchange Commission ("Commission") on September 29, 2000 are incorporated by reference in this Registration Statement.

         On April 29, 2003, the Board of Directors of the Registrant approved an amendment to the 1996 Plan to increase the number of shares available under the1996 Plan from 1,000,000 shares to 2,500,000 shares (as adjusted for the Registrant's one-for-eight reverse stock split effected on January 6, 2003). Such amendment was approved by the stockholders of the Registrant on June 23, 2003. Accordingly, the Registrant is filing this Registration Statement to register the additional 1,500,000 shares of Common Stock available for issuance under the 1996 Plan.

ITEM 8.  EXHIBITS.

Exhibit No.     Description
-----------     -----------
4.1*            1994 Stock Plan

4.2**           1996 Stock Plan

4.3*** Amendment to 1996 Stock Plan approved by stockholders on June 23, 2003

4.4**** Kirlin Securities, Inc. Deferred Commission Plan for Periods Subsequent to June 30, 2000. (Shares being issued under 1996 Stock Plan)

5.1             Opinion of Graubard Miller

23.1            Consent of Marcum & Kliegman LLP

23.2            Consent of Goldstein Golub Kessler LLP

23.3            Consent of Graubard Miller (Included in Exhibit 5.1)

24.1            Power of Attorney (Included on signature page)

* Previously filed as Exhibit 10.2 to the Registrant's Form SB-2 Registration Statement (No. 33-84512), declared effective November 14, 1994, and incorporated herein by reference thereto.

** Previously filed as Appendix A to Registrant's Definitive Proxy Statement dated May 8, 1996, and incorporated herein by reference thereto.

*** Previously filed as Exhibit 10.3.1 to Registrant's Form 10-Q filed on August 14, 2003, and incorporated herein by reference thereto.

**** Previously filed as Exhibit 4.3 to the Registrant's Form S-8 Registration Statement (No. 333-46918) filed on September 29, 2000, and incorporated herein by reference thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Syosset, State of New York, on this 22nd day of April 2004.

                                              Kirlin Holding Corp.


                                              By:  /s/ Anthony J. Kirincic
                                                  ------------------------
                                                   Anthony J. Kirincic,
                                                   President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Kirincic and David O. Lindner his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                  Title                               Date
---------                                  -----                               -----

 /s/ David O. Lindner                      Chairman of the Board of            April 22, 2004
---------------------                      Directors and Chief Executive
David O. Lindner                           Officer (Principal Executive
                                           Officer)

 /s/ Anthony J. Kirincic
 -----------------------                   Director and President              April 22, 2004
Anthony J. Kirincic


/s/ Barry Shapiro                          Chief Financial Officer             April 22, 2004
-------------------------                 (Principal Financial and
Barry Shapiro                              Accounting Officer)


/s/ Edward J. Casey
-------------------------                  Director                            April 22, 2004
Edward J. Casey


/s/ Harold Paul
-------------------------                  Director                            April 22, 2004
Harold Paul


/s/ John Milcetich
-------------------------                  Director                            April 22, 2004
John Milcetich



                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
4.1*            1994 Stock Plan

4.2**           1996 Stock Plan

4.3*** Amendment to 1996 Stock Plan approved by stockholders on June 23, 2003

4.4**** Kirlin Securities, Inc. Deferred Commission Plan for Periods Subsequent to June 30, 2000. (Shares being issued under 1996 Stock Plan)

5.1             Opinion of Graubard Miller

23.1            Consent of Marcum & Kliegman LLP

23.2 Consent of Goldstein Golub Kessler LLP, independent auditors for the registrant

23.3            Consent of Graubard Miller (Included in Exhibit 5.1)

24.1            Power of Attorney (Included on Signature page)

* Previously filed as Exhibit 10.2 to the Registrant's Form SB-2 Registration Statement (No. 33-84512), declared effective November 14, 1994, and incorporated herein by reference thereto.

** Previously filed as Appendix A to Registrant's Definitive Proxy Statement dated May 8, 1996, and incorporated herein by reference thereto.

*** Previously filed as Exhibit 10.3.1 to Registrant's Form 10-Q filed on August 14, 2003, and incorporated herein by reference thereto.

**** Previously filed as Exhibit 4.3 to the Registrant's Form S-8 Registration Statement (No. 333-46918) filed on September 29, 2000, and incorporated herein by reference thereto.